Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP, Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION NAMED TO

KBW BANK HONOR ROLL

GETTYSBURG, PA, May 1—On April 14, KBW, a Stifel company and an investment bank and broker-dealer that specializes in the financial services sector, named ACNB Corporation to its 2013 KBW Bank Honor Roll. This Bank Honor Roll features the top 31 U.S. banking institutions based upon superior performance.

Thomas A. Ritter, President & Chief Executive Officer of ACNB Corporation, commented, “Our long-standing commitments to bank safety and soundness and to effective risk management practices have positioned ACNB Corporation among the most consistent and reliable institutions in the banking industry.  Very simply, our employees do very good work, and their commitment to excellence is repeated year after year, regardless of prevailing economic conditions.  ACNB Corporation’s subsidiary, ACNB Bank, observed its 157th anniversary on April 11, 2014.  To be recognized on the 2013 KBW Bank Honor Roll is a certain testimonial to all of our colleagues who have served before us, and to those who work here now.  We are honored by this award.”

Bank Honor Roll winners are publicly-traded banking institutions with more than $500 million in total assets that meet the following three conditions:

•                  No annual loss reported in net income per share before extraordinary items over the past 10 years;

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•                  2013 annual reported net income per share before extraordinary items equal to or greater than peak net income per share over the past 10 years; and,

•                  Consecutive increases in net income per share before extraordinary items since 2009.

KBW found that 31 banking institutions, out of nearly 400 total companies screened, now qualify for inclusion on the annual KBW Bank Honor Roll, down from 47 institutions in the prior year.

A total of four new members made this year’s list: ACNB Corporation; First Defiance Financial Corp.; Signature Bank; and, WesBanco, Inc.

There are also 27 returning members that made this year’s list: 1st Source Corporation; Auburn National Bancorporation, Inc.; BancFirst Corporation; The Bank of Kentucky Financial Corporation; Cass Information Systems, Inc.; Center Bancorp, Inc.; Century Bancorp, Inc.; Eagle Bancorp, Inc.; Enterprise Bancorp, Inc.; ESB Financial Corporation; First Financial Bankshares, Inc.; German American Bancorp, Inc.; Greene County Bancorp, Inc.; Hingham Institution for Savings; Lakeland Financial Corporation; M&T Bank Corporation; National Bankshares, Inc.; Northwest Bancshares, Inc.; Oak Valley Bancorp; Prosperity Bancshares, Inc.; S.Y. Bancorp, Inc.; Teche Holding Company; TowneBank; U.S. Bancorp; UMB Financial Corporation; Washington Trust Bancorp, Inc.; and, Wells Fargo & Company.

“We believe it is fair to say that the past decade has been one of the most challenging in the history of U.S. banking, as 496 banks failed during that period,” noted Fred Cannon, KBW Director of Research. “The Bank Honor Roll is a way for KBW to acknowledge companies that have managed to excel during these tumultuous times and position their companies for further growth in what remains a rate-challenged environment.”

According to KBW, in terms of stock price performance, Bank Honor Roll companies significantly outperformed the banking industry during the five-year period between 2008 and 2013.  With average price appreciation of 13.4% compounded annually, the KBW Honor Roll banks outperformed the KBW Bank Index (BKX) and the KBW Regional Banking Index (KRX) five-year compounded annual growth rates of 9.3% and 5.7%, respectively.

Further, while 2014 thus far has proved to be challenging for overall equity market performance, the KBW Bank Honor Roll members continue to outperform.  In 2014 to date through April 10, despite falling 0.5% on average, the KBW Honor Roll banks slightly outperformed the BKX’s 0.6% decline and more significantly outperformed the KRX’s 4.1% decline.  The KBW Bank Honor Roll members also modestly outperformed the market, as the SPX fell 0.8% in 2014 to date.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

KBW, Inc., a Stifel company, operates in the U.S. and Europe through its broker-dealer subsidiaries, Keefe Bruyette & Woods, Inc. and Keefe, Bruyette & Woods Limited.  Over the years, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking, and specialty finance sectors.  Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions, as well as sales and trading in equities securities of financial services companies.

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In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; difficulties in integrating and operating distinct business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, slow economic conditions. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

ACNB #2014-10

May 1, 2014